Exhibit 99.1

NEWS RELEASE
Contact:
Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Westgate Resorts Mark Waltrip, Chief Operating Officer 407-351-3351, ext. 101 mark_waltrip@westgateresorts.com

ALLIANCE DATA SIGNS NEW MULTI-YEAR AGREEMENT WITH WESTGATE RESORTS, A PREMIER OPERATOR OF TIME SHARE AND DESTINATION ACCOMMODATIONS

Agreement Marks Foray into Travel Industry Vertical for Alliance Data’s Marketing-Driven Credit Offering; Alliance Data to Provide Co-Brand Credit Card Services

DALLAS – Sept. 25, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a new multi-year agreement to provide comprehensive co-brand credit card services for Orlando, Fla.-based Westgate Resorts, the largest privately held developer in the vacation ownership industry, and a subsidiary of Central Florida Investments, Inc. (CFI).  The company was founded in 1982 and comprises a collection of resorts across 27 experiential-themed properties offering more than 10,000 guest rooms in some of the most popular vacation destinations across the United States, including Orlando, Fla.; Gatlinburg, Tenn.; Williamsburg, Va.; and Park City, Utah, among others.  Each resort features luxurious villa accommodations, a multitude of on-site amenities, and an extensive family-oriented activities program for guests.

Alliance Data will provide Westgate Resorts co-brand cardholders with full account service, including online account activation and management, flexible financing options and marketing communications designed to support repeat purchases and engender customer loyalty.  The co-brand offering will be targeted to customers that meet Alliance Data’s traditional credit quality standards.

“The secret to our success at Westgate Resorts is the tremendous value we provide our timeshare owners, and we look forward to expanding this value through our new co-branded credit program developed by Alliance Data,” said Mark Waltrip, chief operating officer of Westgate Resorts. “We also look forward to using Alliance Data’s robust credit marketing tools and sophisticated analytics capabilities to better understand our guests’ wants and needs, so we can constantly improve our existing loyalty programs and deliver new benefits for being a Westgate owner.”

Alliance Data will offer marketing solutions and flexible financing options for the Westgate Resorts co-brand credit card program, with the goal of extending brand affinity among cardholders in this high-growth industry. Alliance Data will develop a points-based loyalty program for Westgate Resorts cardholders, which will offer points for all card purchases and additional incentives for using the card at Westgate Resorts vacation properties. Points will be redeemable for rewards such as accommodation upgrades, discounts on resort amenities, and other special offers.

 “We are thrilled to extend our credit marketing and analytics expertise to the travel industry vertical, and especially excited to begin our journey with Westgate Resorts, a dynamic company with an impeccable customer service reputation,” said Melisa Miller, president of Retail Services for Alliance Data. “Westgate Resorts is a category leader in a fast-growing industry, and Alliance Data is honored to have the opportunity to collaborate with this forward-thinking company to help drive sales, increase Westgate Resorts brand affinity, and ultimately drive longer-term loyalty and repeat patronage by its valued guests.”

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand their customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Westgate Resorts

Founded in 1982, Westgate Resorts operates as a subsidiary of Central Florida Investments, Inc. (CFI), which employs 5,500 people and has evolved into the largest privately held corporation in the Central Florida area. Starting with its original 16-unit resort at Westgate Vacation Villas, Westgate Resorts now encompasses more than 12,000 villas at 25 destination resorts in premier travel destinations throughout the United States, such as Orlando, Fla.; Gatlinburg, Tenn.; Myrtle Beach, SC; Park City, Utah; Las Vegas, Nev.; Williamsburg, Va.; Miami; Branson, Mo.; Mesa, Ariz.; Tunica, Miss.; and more. Westgate Resorts also operates the Westgate Resorts Foundation, which was started in 2001 and donates more than $2 million annually to charities and causes in communities where Westgate Resorts employees live and work.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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